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                                                                    EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8; No. 2-95647 and No. 33-11486) and in the related Prospectuses pertaining to the International Technology Corporation 1983 Stock Incentive Plan, in the Registration Statement (Form S-8; No. 33-52974) and in the related Prospectus pertaining to the International Technology Corporation 1991 Stock Option Plan in the Registration Statement (Form S-8; No. 33-60861) relating to the shares of restricted stock to be issued under the Special Turnaround Plan, in the Registration Statement (Form S-8; No. 33-60881) relating to the additional shares under the 1991 Stock Incentive Plan, in the Registration Statement (Form S-8; No. 333-00651) relating to the shares issued under the IT Corporation Retirement Plan, in the Registration Statement (Form S-8;
No. 333-28721), and in the related Prospectus pertaining to the 1996 Stock Incentive Plan, and in the Registration Statement (Form S-8; No. 333-26143), and in the related Prospectus pertaining to the 1997 International Technology Corporation Non-Employee Director Stock Plan Director Fees, of our report dated March 28, 1995 except for Note 4 as to which the date is June 28, 1995, with respect to the financial statements of Quanterra Incorporated included as an
Exhibit in this Annual Report (Form 10-K/A) of International Technology Corporation for the year ended March 28, 1997.



                                                              ERNST & YOUNG LLP

Denver, Colorado
March 23, 1997